Clipper Investors LLC
1095 Fisher Lane
Winnetka, Illinois 60093

July 1, 2010

SteelCloud, Inc.
20110 Ashbrook Place, Suite 130
Ashburn, Virginia 20147
Attention: Brian Hajost

Re:	Settlement of Lease Termination Agreement

Dear Mr. Hajost:

This letter agreement acknowledges that (i) pursuant to that certain Receivable Purchase Agreement dated as of July 1, 2010 (the “Purchase Agreement”) between Clipper Investors LLC (“Clipper”) and OTR, the duly authorized nominee of the Board of the State Teachers Retirement System of Ohio (“OTR”), Clipper is the purchaser of the Settlement Receivable (as defined in the Purchase Agreement) relating to that certain Lease Termination Agreement dated June 30, 2010 (the “Lease Termination Agreement”) by and between OTR and SteelCloud, Inc. (“SteelCloud”); and (ii) Clipper has agreed to accept $170,000 (the “Settlement Payment”) as settlement in full of all payments due under the Lease Termination Agreement, provided that the Settlement Payment is made to Clipper on or before the earlier of (A) August 31, 2010; or (B) the closing of a transaction pursuant to which SteelCloud receives a capital infusion of not less than $2,000,000.  Clipper hereby agrees to indemnify SteelCloud in the event that SteelCloud is obligated to make any payments to OTR pursuant to Section 2.2 of the Lease Termination Agreement.  Notwithstanding the foregoing, Clipper’s indemnification obligation is limited to the maximum amount payable by SteelCloud pursuant to Section 2.2 of the Lease Termination Agreement, less the unpaid amount of the Settlement Payment.

[signature page follows]

If the terms of this letter agreement accurately reflect your understanding with respect to the subject matters described above, please execute this letter agreement where indicated below.

Sincerely,

CLIPPER INVESTORS LLC

By:	/s/ Kenneth A. Merlau
Kenneth A. Merlau, Manager

AGREED AND ACCEPTED:

STEELCLOUD, INC.

By:	/s/ Brian Hajost
Brian Hajost, CEO